UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2022

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 16, 2022, Republic Services, Inc. (“Republic” or the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders voted on the matters set forth below:

1.	The nominees for election to the Board of Directors were elected, each for a one-year term, based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Manuel Kadre	274,307,688	10,516,088	336,436	11,964,455
Tomago Collins	282,882,326	1,927,723	410,163	11,964,455
Michael A. Duffy	284,548,842	274,352	337,018	11,964,455
Thomas W. Handley	276,470,593	8,353,685	335,934	11,964,455
Jennifer M. Kirk	282,772,485	2,059,303	328,424	11,964,455
Michael Larson	274,462,380	10,358,015	339,817	11,964,455
Kim S. Pegula	283,681,582	1,076,007	402,623	11,964,455
James P. Snee	282,481,431	2,341,133	337,648	11,964,455
Brian S. Tyler	284,111,204	711,056	337,952	11,964,455
Jon Vander Ark	284,599,111	221,631	339,470	11,964,455
Sandra M. Volpe	282,935,725	1,897,265	327,222	11,964,455
Katharine B. Weymouth	238,710,136	46,120,547	329,529	11,964,455

2.	The proposal to approve the compensation of the Company’s named executive officers was approved based on the following advisory, non-binding votes:

Votes for	272,052,301
Votes against	12,333,826
Abstentions	774,085
Broker non-votes	11,964,455

3.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022 was approved based on the following votes:

Votes for	289,685,138
Votes against	7,114,679
Abstentions	324,850
Broker non-votes	—

4.	The shareholder proposal to amend the Company’s clawback policy for senior executives was not approved based on the following votes:

Votes for	108,191,497
Votes against	174,985,770
Abstentions	1,982,945
Broker non-votes	11,964,455

5.	The shareholder proposal to commission a third-party environmental justice audit was not approved based on the following votes:

Votes for	100,658,120
Votes against	182,165,522
Abstentions	2,336,570
Broker non-votes	11,964,455

6.	The shareholder proposal to commission a third-party civil rights audit was not approved based on the following votes:

Votes for	109,500,062
Votes against	173,316,662
Abstentions	2,343,488
Broker non-votes	11,964,455

According to an Arizona statute, if a person or group acquires 20% or more of the stock of a public corporation, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). This statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) (which held approximately 34.8% of our common stock as of the record date for the Annual Meeting), approximately 46 million fewer shares would have been voted for each of proposals two through six, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: May 18, 2022	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen
Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary